As filed with the Securities and Exchange Commission on October 6, 2009

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
ADVENTRX Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	2834	84-1318182
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
6725 Mesa Ridge Road,
Suite 100,
San Diego, CA 92121
(858) 552-0866
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Brian M. Culley
Principal Executive Officer
ADVENTRX Pharmaceuticals, Inc.
6725 Mesa Ridge Road, Suite 100
San Diego, CA 92121
Telephone: (858) 552-0866
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
With a Copy to:

Michael S. Kagnoff, Esq. DLA Piper LLP (US) 4365 Executive Drive, Suite 1100 San Diego, CA 92121 Telephone: (858) 677-1400 Facsimile: (858) 677-1401	Patrick L. Keran, Esq. Principal Financial and Accounting Officer and General Counsel ADVENTRX Pharmaceuticals, Inc. 6725 Mesa Ridge Road, Suite 100 San Diego, CA 92121 Telephone: (858) 552-0866	Robert F. Charron, Esq. Weinstein Smith LLP 420 Lexington Ave New York, NY 10170 Telephone: (212) 616- 3007 Facsimile: (212) 869- 2249	Harvey J. Kesher, Esq. Sichenzia Ross Friedman Ference LLP 61 Broadway, Suite 3200 New York, NY 10006 Telephone: (212) 930-9700 Facsimile: (212) 930-9725
     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective statement for the same offering ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

	Proposed Maximum	Amount of
Title of Each Class of Securities	Aggregate	Registration
to be Registered (1)	Offering Price(2)(3)	Fee(3)
Convertible Preferred Stock, par value $0.001 per share(4)
Shares of Common Stock, par value $0.001 per share, underlying Convertible Preferred Stock
Warrants(4)
Shares of Common Stock, par value $0.001 per share, underlying Warrants
Total	$1,283,000	$71.59

(1)	Any securities registered hereunder may be sold separately or together with other securities registered hereunder.

(2)	Does not include $10,000,000 in securities previously registered pursuant to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-160778) declared effective October 6, 2009, for which the registration fee has previously been paid.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, anti-dilution provisions, or similar transactions. No additional registration fee is being paid for these shares.

(4)	Pursuant to Rule 457(g) under the Securities Act, no separate registration fee is required for the convertible preferred stock or the warrants because the Registrant is registering these securities in the same Registration Statement as the underlying common stock to be offered pursuant thereto.
     This Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
     The Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the sole purpose of registering additional securities of the same class as were included in our Registration Statement on Form S-1, as amended, File No. 333-160778, declared effective October 6, 2009. The contents of such Registration Statement, including the exhibits thereto, are hereby incorporated by reference.
CERTIFICATION
     The Registrant hereby certifies to the Commission that it has instructed its bank to pay the Commission the filing fee of $71.59 for the additional securities being registered hereby as soon as practicable (but in any event no later than the close of business on October 6, 2009); that it will not revoke such instructions; and that it has sufficient funds in such account to cover the amount of such filing fee.
SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Diego, State of California, on October 6, 2009.
ADVENTRX PHARMACEUTICALS, INC.

By:	/s/ Brian M. Culley
Brian M. Culley
Chief Business Officer and Senior Vice President

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian M. Culley Brian M. Culley	Chief Business Officer and Senior Vice President (Principal Executive Officer)	October 6, 2009

/s/ Patrick L. Keran Patrick L. Keran	General Counsel, Secretary and Vice President, Legal (Principal Financial and Accounting Officer)	October 6, 2009

* Jack Lief	Chair of the Board	October 6, 2009

* Alexander J. Denner	Director	October 6, 2009

* Michael M. Goldberg	Director	October 6, 2009

*	Director	October 6, 2009
Mark J. Pykett

Signature	Title	Date

* Eric K. Rowinsky	Director	October 6, 2009

*By:	/s/ Brian M. Culley Brian M. Culley, Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number	Description
5.1	Opinion of DLA Piper LLP (US)

23.1	Consent of J.H. Cohn LLP, independent registered public accounting firm

23.2	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

*24.1	Power of Attorney (included on signature page)

*	Previously filed with the Registrant’s registration statement on Form S-1 (File No. 333-160778).